Exhibit 5

Attorneys Harmony Gold Mining Company Limited Suite No. 1 Private Bag X1 Melrose Arch, 2076 South Africa	Our ref Mr I K Hayes/bb/043670 Your ref 18 February 2005

Cliffe Dekker Inc

Registration number

1998/018173/21

1 Protea Place

Sandown

Private Bag X7

Benmore 2010

South Africa

Telephone: +27 11 290 7000

Facsimile: +27 11 290 7300

email

jhb@cliffedekker.com

Website

www.cliffedekker.com

Ladies and Gentlemen

We have acted as South African counsel to Harmony Gold Mining Company Limited (“Company”) in connection with a registration statement on Form F-4 (“Registration Statement”) being filed with the United States Securities and Exchange Commission (“SEC”) for the purpose of registering under the United States Securities Act of 1933, as amended (“Securities Act”) up to approximately 626 million ordinary shares having a par value of R0.50 each, of the Company (“Company Shares”), including Company Shares to be represented by American Depositary Shares of the Company (“Company ADSs”) (each Company ADS representing one Company Share) to be issued upon completion of the exchange offers for -

1       all the ordinary shares of Gold Fields Limited (“Gold Fields”) having a par value R0.50 each (“Gold Fields Shares”) that are held by holders resident in the United States of America; and

2       all the American Depositary Shares of Gold Fields (“Gold Fields ADSs”) (each Gold Fields ADS representing one Gold Fields Share) that are held by holders wherever resident,

jointly hereinafter referred to as the “U.S. Offer”. The terms and conditions of the U.S. Offer are set forth in the prospectus/exchange offer document that is included in the Registration Statement.

In furnishing this opinion, we have examined the Registration Statement, including the prospectus/exchange offer document included therein, and such documents, corporate records, certificates of public officials and other agreements, instruments or opinions as we have deemed necessary or advisable for the purpose of rendering the opinion set forth below.

In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. With respect to factual matters we have relied upon the accuracy of all facts and information set forth in the documents, corporate records, certificates and other agreements, instruments and opinions examined.

Docex 42 Johannesburg

Also at:

Cape Town & Claremont

CHAIRMAN

CH Ewing

DEPUTY CHAIRMAN

J Neser

DIRECTORS

AR Adriaans, JM Baepi

HJ Bennett, E Bester

P Bhagattjee, I Broodryk

JJ Coetzer, MR Collins

LF Egypt, L Erasmus

JMA Evenhuis*, TS Fletcher

V Forssman, B Franck

S Franks, JJ Gomes

IK Hayes, SB Hayes

AM Heiberg, HS Jackson

MB Jackson, WH Jacobs

RSK Jarvis, EJ Kingdon

FF Kolbe, KN Lester

GC Lumb, JL MacKenzie

DJ Malan, RE Marcus

CA McLeod, JY Meijer

TE Mills, NW Muller

FT Newhem, SJ Oosthuizen

DB Pinnock, AJN Plummer

JP Rossouw, BT Rubinstein

DM Thompson, JP van Wyk

DA Wiken, B Williams

JM Witts-Hewinson

SENIOR ASSOCIATES

N Altini, UE Brown

NJ Browne, RJA Butler

A Christodoulou, M Mabane

LM Roos, CI Whitley

CONSULTANTS

AG Dose, NG Joosie

A Troskie

SPECIAL ADVISOR

Prof H Corder

GENERAL MANAGER

CM Anderson

*Dutch

On the basis of the foregoing, we are of the opinion that the Company Shares, including the Company Shares to be represented by Company ADSs, when issued by the Company in exchange for the Gold Fields Shares (including Gold Fields Shares represented by Gold Fields ADSs), on completion of the U.S. Offer (including any subsequent offering period), will be validly issued and fully paid.

The Company Shares are not subject to calls for further funds and holders thereof will not be subject to any personal liability in respect of the debts and obligations of the Company by reason only of being a holder.

The foregoing opinion is limited to matters involving the laws of the Republic of South Africa and the matters expressly stated in this letter. No opinion shall be implied or inferred beyond the matters expressly stated in this letter and no opinion shall be implied or inferred beyond the matters expressly stated.

The foregoing opinion:

1	is rendered solely in connection with the registration of the offering, sale and delivery of the Company Shares, including Company Shares to be represented by Company ADSs, to be issued on completion of the U.S. Offer (including any subsequent offering period) in the United States pursuant to the registration requirements of the Securities Act;

2	may not be relied on for any other purpose; and

3	may not be reproduced, referred to or quoted in any offering materials, disclosure materials or similar printed matter, except as expressly provided herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference under the caption “Validity of the Securities” in the prospectus/exchange offer document that is included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours sincerely

/s/ Ian Hayes	/s/ Willem Jacobs

IAN HAYES	WILLEM JACOBS
CLIFFE DEKKER INC.	CLIFFE DEKKER INC.
Direct Line: 290-7121	Direct Line: 290-7125
e-mail: hayes@cliffedekker.com	e-mail: jacobs@cliffedekker.com

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